Promissory Note

EFFECTIVE DATE AND PARTIES. This Promissory Note (“Note”) is made effective as of October 29, 2012. The parties and their addresses are:

LENDER (“you” and “your”):

Jeanne Rudelius

1850 Major Dr.

Golden Valley, MN 55422

BORROWER (“we,” “us,” and “our”):

ProUroCare Medical Inc.
a Nevada Corporation
6440 Flying Cloud Dr., STE 101
Eden Prairie, MN 55344

PROMISE TO PAY. For value received, we promise to pay you or your order, at your address, or at such other location as you may designate, the total principal balance of One Hundred Thousand Dollars $100,000.00 (“Principal”).

INTEREST / CONSIDERATION. In consideration for making this loan to us, and in lieu of any cash interest, we will issue to you 20,000 shares of PUMD $0.00001 par value common stock (the “Consideration Shares”). The Consideration Shares to be issued will not be registered under the Securities Act or under applicable state securities acts. The Consideration Shares may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement or appropriate exemption from registration under applicable state law.

PAYMENT. We agree to pay the entire unpaid Principal of this Note on or before December 26, 2012 (“Maturity Date”).

PREPAYMENT. We may prepay this Loan in full or in part at any time. Any partial prepayment will not excuse any later scheduled payments until we pay in full.

SECURITY INTEREST. We give you a security interest in all of the Company’s assets subject to the terms and conditions of Exhibit A hereto.

DEFAULT. You may demand payment in full if any of the following occur:

Payments. We fail to make a payment in full when due, and fail to make such payment within five (5) days’ of your giving us notice of such failure to make the payment.

Insolvency or Bankruptcy. Our dissolution or insolvency, the appointment of a receiver by us or on our behalf, the application of any debtor relief law by us, the assignment for the benefit of creditors by us or on our behalf, the voluntary or involuntary termination of our existence, or the commencement of any proceeding under any present or future federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law by or against us.

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Business Termination. We merge, dissolve, reorganize or end our business or existence.

Failure to Perform. We fail to perform any condition or to keep any promise or covenant of this Note and fail to cure this lack of performance within thirty (30) days of your giving us notice thereof.

Misrepresentation. We make any verbal or written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.

Judgment. We fail to satisfy or appeal any judgment against us.

Forfeiture. The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.

WAIVERS AND CONSENT. To the extent not prohibited by law, we waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice of dishonor. You may renew or extend payments on this Note, regardless of the number of such renewals or extensions. You may invoke your right of set-off. Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon our strict performance of any provisions contained in this Note shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.

REMEDIES. If we default, and after you give any legally required notice and opportunity to cure the default, you may at your option do any one or more of the following,

Acceleration. You may make all or any part of the amount owing by the terms of this Note immediately due.

Sources. You may use any and all remedies you have under state or federal law.

Set-Off. You may use the right of set-off. This means you may set-off any amount due and payable under the terms of this Note against any right we have to receive money from you.

Waiver. Except as otherwise required by law, by choosing any one or more of these remedies you do not give up your right to use any other remedy. You do not waive a default if you choose not to use a remedy. By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

COLLECTION EXPENSES AND ATTORNEYS’ FEES. To the extent permitted by law, in the event of default, we agree to pay all expenses of collection, enforcement or protection of your rights and remedies under this Note or any other Loan Document. Expenses include, but are not limited to, attorneys’ fees, court costs and other legal expenses.

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APPLICABLE LAW. This Note is governed by the laws of Minnesota, the United States of America, and to the extent required, by the laws of the jurisdiction where the Property is located, except to the extent such state laws are preempted by federal law. In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in Minnesota, unless otherwise required by law.

SUCCESSORS. This Note shall inure to the benefit of and be enforceable by you and your successors and assigns and shall be binding upon and enforceable against us and our successors and assigns.

AMENDMENT, INTEGRATION AND SEVERABILITY. This Note may not be amended or modified by oral agreement. No amendment or modification of this Note is effective unless made in writing and executed by you and us. This Note is the complete and final expression of the agreement. If any provision of this Note is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

ProUroCare Medical Inc.

/s/Richard Thon
Richard Thon
Chief Financial Officer

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Exhibit A

Security Interest

SECURITY INTEREST. The term “Secured Debt” refers to the Principal and any unpaid interest accrued thereon. To secure the payment and performance of the Secured Debt, subject to your becoming a “Secured Party” by joining the Sharing Agreement described below, we give you a security interest in all of the Property described in this Note that we own or have sufficient rights in which to transfer an interest, now or in the future, wherever the Property is or will be located, and all proceeds and products from the Property (including, but not limited to, all parts, accessories, repairs, replacements, improvements, and accessions to the Property). “Property” is all the collateral given as security for the Secured Debt and described in this Note, and includes all obligations that support the payment or performance of the Property. “Proceeds” includes anything acquired upon the sale, lease, license, exchange, or other disposition of the Property; any rights and claims arising from the Property; and any collections and distributions on account of the Property.

COLLATERAL SHARING AGREEMENT. The Crown Bank promissory note is guaranteed by two individuals (the “Crown Guarantors”). In the event of default, the Crown Guarantors, upon fulfilling their guarantee obligations to Crown Bank, would assume Crown Bank’s rights to proceeds from the sale of the Company’s assets that were pledged as collateral. However, the Crown Guarantors have entered into an Amended and Restated Collateral Sharing Agreement (the “Sharing Agreement”) with other subordinated secured lenders and the guarantor of other subordinated bank loans. Pursuant to that agreement, the Crown Guarantors have agreed to split any proceeds from the sale of the Company’s assets proportionally among all Secured Parties (up to the aggregate amount of the secured debts) who join the Sharing Agreement. Upon your joinder to the Sharing Agreement, your security interest in the Property is equal to security interest of the other Secured Parties who have joined the Sharing Agreement. The total amount of debt that may be or may become subject to the Sharing agreement may not exceed $5,000,000.

PROPERTY DESCRIPTION. The Property is all assets of the Company, including inventory, accounts and other rights to payment, equipment and intangibles.

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